UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2006
VISEON, INC.
(Exact name of registrant as specified in its Charter )

Nevada (State or other jurisdiction of Incorporation)	0-27106 (Commission File Number)	41-1767211 (IRS Employer Identification Number)
8445 Freeport Parkway, Suite 245
Irving, Texas 75063
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 906-6300
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 7.01 Regulation FD Disclosure.
     Viseon, Inc., a Nevada corporation, has begun a search for an individual with significant experience in the telecommunications industry to serve as chief executive officer of the company. Viseon intends for John C. Harris, the current president and chief executive officer of the company, to continue serving in his current role until such time as a suitable candidate is identified and employed by the company on a full-time basis. It is expected that Mr. Harris will continue to serve Viseon as Chief Technology Officer following the conclusion of the search.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.
Date: April 13, 2006	By:	/s/ John C. Harris
John C. Harris
President and Chief Executive Officer